Exhibit 99.1
BUSINESS OBJECTS REPORTS Q2 2006 RESULTS
Total Revenues Grew 12 Percent Year-over-Year;
Americas Revenues Grew 36 Percent Year-over-Year
SAN JOSE, Calif. and PARIS –July 26, 2006 – Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the second quarter ended June 30, 2006.
Total revenues for the second quarter of 2006 were $294 million, up 12 percent year-over-year. License revenues for the second quarter of 2006 were $123 million, down 1 percent year-over-year. Services revenues for the second quarter of 2006 were $171 million, up 25 percent year-over-year. Currency exchange rates did not have a material impact on year-over-year comparative results.
Income from operations on a US GAAP basis for the second quarter of 2006 was $13 million, or 5 percent of total revenues. Income from operations on a non-GAAP basis for the second quarter of 2006 was $39 million, or 13 percent of total revenues. US GAAP diluted earnings per share for the second quarter of 2006 were $0.08 and non-GAAP diluted earnings per share were $0.31.
All figures referred to herein are stated in US dollars unless otherwise indicated. Second quarter and six months 2006 non-GAAP results, as defined below in the section “Use of non-GAAP Financial Measures,” differ from results measured under US GAAP as they exclude amortization of intangible assets and stock-based compensation expense. It should be noted that 2005 US GAAP numbers do not include stock-based compensation expense under FAS 123(R). A reconciliation of US GAAP to non-GAAP results is included at the end of this press release. All results reflect the acquisition of Firstlogic, Inc. as of April 1, 2006.
“Our revenues grew 12 percent on the strength of the Americas’ performance, newly acquired businesses and the adoption of the BusinessObjects XI platform,” said John Schwarz, chief executive officer of Business Objects. “We continue to see a substantial growth opportunity for our company as our customers’ BI spending plans remain healthy. However, to reach our full potential we need to see greater contribution from Europe and the Asia-Pacific regions, as well as to focus on the more timely closure of large transactions. To address these areas, we are hard at work implementing key changes, including the creation of a global team to accelerate large customer migrations to the BusinessObjects XI platform, and the introduction of new programs to encourage mid-market customers to add new users and features. We expect these actions to allow us to further capitalize on the growth opportunity presented by the BI market.”
“The level of our profits and the growth of our cash position in the face of reduced license revenues is a testament to the operational excellence programs we began adopting during 2005,” said Jim Tolonen, chief financial officer of Business Objects. “We remain committed to our goal of improving operating profit margins.”
On July 6, 2006, the company issued preliminary results for the second quarter of 2006. Total revenues were estimated at approximately $287 million to $291 million, with license revenues of approximately $116 million to $118 million and services revenues of approximately $171 million to $173 million. The company further estimated US GAAP diluted earnings per share of approximately $0.05 to $0.08 and non-GAAP diluted earnings per share of approximately $0.25 to

1

Business Objects Reports Second Quarter 2006 Results

$0.28. The variances between the actual and the preliminary results are primarily due to conservative early estimates on license revenues and operating expenses.
Second Quarter 2006 Business Highlights
Total Revenues up 12 Percent Year-over-Year
•	License revenues for enterprise performance management (EPM) solutions, including planning, budgeting, and dashboard applications, were $15 million in the second quarter of 2006, up 69 percent year-over-year.

•	License revenues for enterprise information management (EIM) solutions, including data quality and data integration, were $12 million in the second quarter of 2006, up 78 percent year-over-year.

•	License revenues for core business intelligence solutions were $96 million in the second quarter of 2006, down 12 percent year-over-year.

•	Maintenance revenues were $123 million in the second quarter of 2006, up 23 percent year-over-year. Maintenance renewals continue to demonstrate strong customer loyalty.

•	Global professional services revenues, including consulting and training, were $48 million in the second quarter of 2006, up 30 percent year-over-year.

•	There were 4 license transactions over $1 million, compared to 13 transactions in the previous year.

•	There were 113 license transactions between $200,000 and $1 million, up 18 percent year-over-year, and partially offsetting the decline in transactions greater than $1 million.
Revenue Growth Led by the Americas Region; Offset by Europe and Asia-Pacific
•	Total revenues in the Americas for the second quarter of 2006 were $168 million, up 36 percent year-over-year.

•	Total revenues in EMEA for the second quarter of 2006 were $107 million, down 8 percent year-over-year.

•	Total revenues in Asia-Pacific and Japan for the second quarter of 2006 were $20 million, down 10 percent year-over-year, but up 5 percent sequentially from the first quarter, which we believe signals the start of our recovery in the region.
BusinessObjects XI Continues to Gain Traction
•	Customer acceptance of BusinessObjects XI continued to ramp with $82 million in license revenues in the quarter.

•	BusinessObjects XI license revenues were up 51 percent from the same quarter last year and BusinessObjects XI Release 2 now accounts for more than 70 percent of the BusinessObjects XI license revenues.
Solid Balance Sheet
•	Total cash and investments (cash and cash equivalents, and short-term investments) were $475 million at June 30, 2006; a $44 million net increase from the prior quarter end.

•	Days sales outstanding (DSO) were 73 days as of June 30, 2006, improved from 80 days in the previous quarter.

•	Deferred and long-term deferred revenues totaled $274 million at June 30, 2006, up 32 percent year-over-year and 7 percent from March 31, 2006.
Highlights from Second Quarter Customer Wins

Business Objects Reports Second Quarter 2006 Results

•	Notable customer wins in the second quarter of 2006 included: Blue Care Network of Michigan, Catholic Healthcare West (CHW), Chick-fil-A, Inc., China Pacific Insurance Co., Datacard Group, Deli XL B.V., Group M, Gruppo ITAS Assicurazioni, Iron Mountain, Ministry of Education & Human Resources Development (Korea), Mos Food Services, Inc., Principal Financial Group, Sterling Savings Bank, SEI, Smorgan Steel, State of Alaska Department of Administration, Sydney Water Corp, The United States Army, and United States Navy.

•	In a key win, Expedia, a leading provider of online travel, upgraded to BusinessObjects XI Release 2 and adopted our Enterprise Performance Management solutions, including Crystal Xcelsius as a visualization tool.

•	National Health Service Scotland continues to expand its deployment of Business Objects and is standardizing on BusinessObjects XI Release 2.
Other Highlights
•	The company completed its acquisition of privately-held Firstlogic, Inc., a global provider of enterprise data quality software and services. For the first time, Firstlogic, Inc.’s financials are included in the company’s results.

•	In the quarter, the company introduced its EIM strategy and offering. With its EIM solutions, Business Objects provides a unique cross-platform information integration and data quality framework that ensures customers can trust their information to make critical decisions.

•	The OEM business grew 7 percent year-over-year in the second quarter of 2006, with 15 new OEM partners added this quarter.

•	Continuing the expansion of the company’s partner program, 88 new value added resellers worldwide signed up to Business Objects’ partner network.

•	At the Business Objects European Insight user conference, the company introduced two new mid-market products: Crystal Vision, designed for individual users, and Crystal Vision Server, designed for managed environments.

•	During the quarter, the Company received widespread praise and won several awards, including “Best in Show” for crystalreports.com at the Gartner Midsize Enterprise Summit and several reader’s choice awards for Crystal Reports XI from asp.netPRO magazine, JavaPro magazine, and Visual Studio magazine.
Business Outlook
Business Objects offers the following guidance for the quarter ending September 30, 2006:
Total revenues for the third quarter are expected to be flat to slightly up on a sequential basis, as seasonal declines in license revenues are offset by continued strength in the services business, higher maintenance revenues from the Firstlogic, Inc. acquisition.
•	Total revenues are expected to range from $293 million to $298 million.

•	US GAAP diluted earnings per share are expected to range from $0.15 to $0.18.

•	Non-GAAP diluted earnings per share are expected to range from $0.32 to $0.35.
Non-GAAP diluted earnings per share for the quarter ending September 30, 2006, are expected to add back approximately $11 million of amortization of intangible assets, and approximately $11 million of stock based compensation expense, which would be an increase of approximately $0.17 per share, after tax effect.

Business Objects Reports Second Quarter 2006 Results

Business Objects updates the following updated guidance for the year ending December 31, 2006:
For the full year, the company has revised our revenue guidance downward from the previous guidance in light of the license revenue results from the first half of the year, and in particular during the second quarter of 2006.
•	Total revenues are expected to range from $1.2 billion to $1.215 billion.

•	US GAAP diluted earnings per share are expected to range from $0.72 to $0.80.

•	Non-GAAP diluted earnings per share are expected to range from $1.47 to $1.55.
Non-GAAP diluted earnings per share for the year ending December 31, 2006, are expected to add back approximately $44 million of amortization and the write-off of intangible assets, and $47 million of stock based compensation expense, which would be an increase of approximately $0.75 per share, after tax effect.
The US GAAP guidance includes stock based compensation expense from the application of FAS 123(R). This stock based compensation expense of approximately $11 million in the quarter ended September 30, 2006, and $47 million for the full year 2006, includes the impact of options assumed in prior acquisitions, as well as prior employee grants, and estimated employee grants for the current year. These expenses are based on estimates, including future stock price, employee turnover, growth in new employees, grants to current and new employees, stock volatility, and future interest rates.
The outlook for the quarter ending September 30, 2006 and full year 2006 assumes a US dollar to euro exchange rate of $1.26 per €1.00, a US dollar to Canadian dollar exchange rate of $0.88 per CDN $1.00 and an effective US GAAP tax rate of 41 percent, and a non-GAAP tax rate of 31 percent. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being eliminated to arrive at the non-GAAP expenses.
The above information concerning our forecast for the third quarter and full year 2006 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
Business Objects will hold a conference call to discuss its financial results for the second quarter of 2006 on July 26, 2006. The call will begin at 2:00 p.m. PT (5:00 p.m. New York, 11:00 p.m. Paris, 10:00 p.m. London). The call-in numbers are (800) 399-7988 for North America and (706) 634-5428 for Europe and Asia with ID # 2166964. The conference call also will be webcast live, and can be accessed on the company’s IR website at www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.

Business Objects Reports Second Quarter 2006 Results

Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by EuronextTM in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant identified differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions and the accounting for business combinations.
In accordance with French regulations and IFRS, Business Objects filed with the Autorité des Marchés Financiers in France its Document de Référence 2005 on April 24, 2006 under the registration number R.06-038, which included its consolidated financial statements for the year ended on December 31, 2005. The Document de Référence 2005 includes the consolidated information that Business Objects published on April 26, 2006 to the Bulletin des Annonces Légales Obligatoires (“BALO”) in France. In addition, the Company expects to publish the revenues for its first half of 2006 in accordance with IFRS in the BALO in France in August 2006.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income, and earnings per share information for the second quarter and full year included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include a write-off of in-process research and development, amortization of intangible assets, stock-based compensation expense, and restructuring charges. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being eliminated to arrive at the non-GAAP expenses. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. In addition, this press release also includes non-GAAP measures that use a constant currency to separate the impact of conversion from other foreign currencies to US dollars from other changes in our business. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company, with more than 39,000 customers worldwide, including over 80 percent of the Fortune 500. Business Objects helps organizations of all sizes create a trusted foundation for decision making, gain better insight into their business, and optimize performance. The company’s innovative business intelligence suite, BusinessObjects™ XI, offers the BI industry’s most advanced and complete solution for performance management, planning, reporting, query and analysis, and enterprise information management. BusinessObjects XI includes the award-winning Crystal line of reporting and data visualization software. Business Objects has also built the industry’s strongest

Business Objects Reports Second Quarter 2006 Results

and most diverse partner community, and offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company’s expected growth and profitability, the company’s licensing and adoption of its BusinessObjects XI products, the integration of recent acquisitions, the market adoption of Crystal Vision products, the company’s expected financial performance for the third quarter and full year 2006 and the company’s product and business strategies. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in the company’s quarterly and yearly operating results; the company’s ability to sustain or increase its profitability; the company’s ability to attract and retain customers for BusinessObjects XI; the enterprise performance management products and CrystalReports.com; the company’s ability to issue new releases of its products, including those acquired from Firstlogic, Inc.; the company’s ability to successfully integrate Firstlogic, Inc. and its other recent acquisitions; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; risks related to the company’s integration of past and future acquisitions; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; the company’s ability to preserve its key strategic relationships; the company’s reliance upon selling products only in the Business Intelligence software market; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended March 31, 2006, each of which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.
Business Objects and the Business Objects logo, BusinessObjects, WebIntelligence, Crystal Reports, Intelligent Question, and Desktop Intelligence are trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.
BUSINESS OBJECTS CONTACTS:
John Ederer
Vice President of Investor Relations
+1 408 953 6064
jederer@businessobjects.com
Nicole Noutsios
U.S. Investor Relations

Business Objects Reports Second Quarter 2006 Results

+1 408 953 6339
nicole.noutsios@businessobjects.com
Anne Guimard
European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com

Business Objects Reports Second Quarter 2006 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Net license fees	$123,110	$124,858	$249,004	$240,009
Services	171,374	137,551	323,751	271,175

Total revenues	294,484	262,409	572,755	511,184
Cost of revenues:
Net license fees	10,276	7,249	18,252	14,417
Services	66,023	52,781	126,790	104,162

Total cost of revenues	76,299	60,030	145,042	118,579

Gross profit	218,185	202,379	427,713	392,605
Operating expenses:
Sales and marketing	123,123	104,787	240,623	208,509
Research and development	52,644	40,427	96,381	80,701
General and administrative	28,965	22,218	59,328	47,031

Total operating expenses	204,732	167,432	396,332	336,241

Income from operations	13,453	34,947	31,381	56,364
Interest and other income, net	3,008	3,178	5,863	7,578

Income before provision for income taxes	16,461	38,125	37,244	63,942
Provision for income taxes	(8,512)	(14,986)	(16,958)	(25,797)

Net income	$7,949	$23,139	$20,286	$38,145

Basic net income per ordinary share and ADS	$0.09	$0.26	$0.22	$0.43

Diluted net income per ordinary share and ADS	$0.08	$0.25	$0.21	$0.42

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	93,310	90,030	92,946	89,727

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	95,083	92,089	95,162	91,650

Business Objects Reports Second Quarter 2006 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$469,490	$332,777
Restricted cash	30,545	22,157
Short-term investments	5,041	4,651
Accounts receivable, net	239,401	265,672
Deferred tax assets	13,106	13,605
Prepaid and other current assets	60,919	60,880

Total current assets	818,502	699,742

Goodwill	1,210,775	1,166,043
Other intangible assets, net	122,607	110,512
Property and equipment, net	85,888	74,116
Deposits and other assets	28,766	34,945
Long-term restricted cash	26,428	20,858
Long-term deferred tax assets	15,230	17,142

Total assets	$2,308,196	$2,123,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,118	$45,777
Accrued payroll and related expenses	73,940	83,332
Income taxes payable	95,034	79,820
Deferred revenues	265,920	201,788
Other current liabilities	78,799	72,098
Escrows payable	24,970	21,728

Total current liabilities	590,781	504,543

Long-term escrows payable	19,951	10,902
Other long-term liabilities	8,487	8,871
Long-term deferred tax liabilities	2,290	2,853
Long-term deferred revenues	8,480	6,734

Total liabilities	629,989	533,903

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,524	10,359
Additional paid-in capital	1,257,437	1,217,473
Treasury, Business Objects Option LLC, and Employee Benefit Sub-Plan Trust shares	(4,214)	(3,223)
Retained earnings	362,631	342,345
Unearned compensation	—	(12,243)
Accumulated other comprehensive income	51,829	34,744

Total shareholders’ equity	1,678,207	1,589,455

Total liabilities and shareholders’ equity	$2,308,196	$2,123,358

Business Objects Reports Second Quarter 2006 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2006	2005
	(unaudited)
Operating activities:
Net income	$20,286	$38,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	15,770	16,516
Amortization of other intangible assets	19,146	16,040
Stock-based compensation expense	24,917	2,360
Excess tax benefits from stock-based compensation	(2,422)	—
Acquired in-process research and development	3,300	—
Deferred income taxes	(5,789)	3,850
Changes in operating assets and liabilities:
Accounts receivable, net	45,546	29,019
Prepaid and other current assets	6,654	(8,865)
Deposits and other assets	6,282	7,563
Accounts payable	2,499	4,523
Accrued payroll and related expenses	(21,645)	(14,389)
Income taxes payable	16,937	(14,067)
Deferred revenues	45,860	15,517
Other liabilities	(1,953)	(24,943)
Short-term investments classified as trading	(390)	(15)

Net cash provided by operating activities	174,998	71,254

Investing activities:
Purchases of property and equipment	(22,807)	(13,891)
Business acquisitions, net of acquired cash	(55,482)	—
Increase in escrows payable	12,099	—
Transfer of cash to restricted cash accounts	(13,766)

Net cash used in investing activities	(79,956)	(13,891)

Financing activities:
Issuance of shares	25,361	16,057
Excess tax benefits from stock-based compensation	2,422	—

Net cash provided by financing activities	27,783	16,057

Effect of foreign exchange rate changes on cash and cash equivalents	13,888	(911)

Net increase in cash and cash equivalents	136,713	72,509
Cash and cash equivalents, beginning of the period	332,777	293,485

Cash and cash equivalents, end of the period	$469,490	$365,994

Business Objects Reports Second Quarter 2006 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Non-GAAP Results
Three Months Ended June 30, 2006
(in millions, except per ordinary share and ADS data)
(Unaudited)

		Add back:
		Amortization
		of intangible
		assets and
		in-process	Add back:
		research and	Stock-based	Non-GAAP
	US GAAP	development	compensation	Results
Revenues:
Net license fees	$123.1			$123.1
Services	171.4			171.4

Total revenues	294.5	—	—	294.5
Cost of revenues:
Net license fees	10.3	(7.4)		2.9
Services	66.0	(2.9)	(1.5)	61.6

Total cost of revenues	76.3	(10.3)	(1.5)	64.5

Gross profit	218.2	10.3	1.5	230.0

Gross margin %	74%			78%

Operating expenses:
Sales and marketing	123.1	(0.4)	(3.7)	119.0
Research and development	52.6	(3.3)	(1.8)	47.5
General and administrative	29.0		(4.5)	24.5

Total operating expenses	204.7	(3.7)	(10.0)	191.0

Income from operations	13.5	14.0	11.5	39.0
Interest and other income, net	3.0			3.0

Income before provision for income taxes	16.5	14.0	11.5	42.0
Provision for income taxes	(8.6)			(12.9)

Net income	$7.9			$29.1

Basic net income per ordinary share and ADS	$0.09			$0.31

Diluted net income per ordinary share and ADS	$0.08			$0.31

Business Objects Reports Second Quarter 2006 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Non-GAAP Results
Six Months Ended June 30, 2006
(in millions, except per ordinary share and ADS data)
(Unaudited)

		Add back:
		Amortization
		of intangible
		assets and
		in-process	Add back:
		research and	Stock-based	Non-GAAP
	US GAAP	development	compensation	Results
Revenues:
Net license fees	$249.0			$249.0
Services	323.8			323.8

Total revenues	572.8	—	—	572.8
Cost of revenues:
Net license fees	18.3	(13.4)	—	4.9
Services	126.8	(5.4)	(2.8)	118.6

Total cost of revenues	145.1	(18.8)	(2.8)	123.5

Gross profit	427.7	18.8	2.8	449.3

Gross margin %	75%			78%

Operating expenses:
Sales and marketing	240.6	(0.7)	(7.2)	232.7
Research and development (1)	96.4	(3.3)	(3.7)	89.4
General and administrative	59.3	—	(11.2)	48.1

Total operating expenses	396.3	(4.0)	(22.1)	370.2

Income from operations	31.4	22.8	24.9	79.1
Interest and other income, net	5.8			5.8

Income before provision for income taxes	37.2	22.8	24.9	84.9
Provision for income taxes	(16.9)			(24.9)

Net income	$20.3			$60.0

Basic net income per ordinary share and ADS	$0.22			$0.65

Diluted net income per ordinary share and ADS	$0.21			$0.63

Business Objects Reports Second Quarter 2006 Results

BUSINESS OBJECTS S.A.
Q2 FISCAL 2006 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1	Q2

SUPPLEMENTAL INCOME STATEMENT INFORMATION

Revenues
Net license fees	$115.2	$124.9	$120.3	$155.3	$515.7	$125.9	$123.1
Maintenance	100.1	100.7	103.5	107.8	412.1	108.6	123.5
Consulting and training	33.5	36.8	37.6	41.5	149.4	43.8	47.9

Total revenues	248.8	262.4	261.4	304.6	1,077.2	278.3	294.5

Total expenses
Cost of net license fees	1.7	1.9	2.0	2.0	7.6	2.0	2.9
Cost of services revenues	48.9	50.3	52.3	55.0	206.5	56.9	61.6
Sales and marketing	103.2	104.3	102.8	121.6	431.9	113.6	119.0
Research and development	40.0	40.1	40.2	41.1	161.4	41.9	47.5
General and administrative	24.4	21.9	22.2	25.7	94.2	23.7	24.5
Amortization of intangible assets (1)	8.1	7.9	10.2	10.1	36.3	8.9	14.0
Stock-based compensation (2)	1.2	1.1	1.6	3.1	7.0	13.4	11.5
Restructuring costs	(0.1)	—	—	0.3	0.2	—	—

Total expenses	227.4	227.5	231.3	258.9	945.1	260.4	281.0

Income from operations	21.4	34.9	30.1	45.7	132.1	17.9	13.5

Interest and other income, net	4.4	3.2	2.9	3.9	14.4	2.9	3.0
Income before provision for income taxes	25.8	38.1	33.0	49.6	146.5	20.8	16.5

Provision for income taxes	(10.8)	(15.0)	(13.4)	(14.7)	(53.9)	(8.5)	(8.6)
Effective tax rate	42%	39%	41%	30%	37%	41%	52%

Net income	15.0	23.1	19.6	34.9	92.6	12.3	7.9

Net income per ordinary share and ADS
Basic	0.17	0.26	0.22	0.38	1.02	0.13	0.09
Diluted	0.16	0.25	0.21	0.37	1.00	0.13	0.08
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	89,424	90,030	90,552	91,588	90,405	92,552	93,310
Diluted	91,184	92,089	93,455	95,086	93,036	95,333	95,083

Amortization of intangible assets
Cost of net license fees	5.5	5.3	5.2	6.1	22.1	6.0	7.4
Cost of services revenues	2.3	2.3	2.3	2.5	9.4	2.5	2.9
Sales and marketing	—	—	0.3	0.3	0.6	0.4	0.4
Research and development (1)	—	—	2.4	1.2	3.6	—	3.3
General and administrative	0.3	0.3	—	—	0.6	—	—

Total	8.1	7.9	10.2	10.1	36.3	8.9	14.0

Stock-based compensation (2)
Cost of services revenues	0.2	0.2	0.2	0.2	0.8	1.4	1.5
Sales and marketing	0.5	0.5	0.5	0.4	1.9	3.5	3.7
Research and development	0.3	0.3	0.3	0.3	1.2	1.8	1.8
General and administrative	0.2	0.1	0.6	2.2	3.1	6.7	4.5

Total	1.2	1.1	1.6	3.1	7.0	13.4	11.5

Non-GAAP income from operations (3)	30.6	43.9	41.9	59.2	175.6	40.2	39.0

% of total revenues	12%	17%	16%	19%	16%	14%	13%
Interest and other income, net	4.4	3.2	2.9	3.9	14.4	2.9	3.0
Income before provision for income taxes	35.0	47.1	44.8	63.1	190.0	43.1	42.0

Provision for income taxes	(12.9)	(17.4)	(17.0)	(22.7)	(70.0)	(12.0)	(12.9)
Effective tax rate	37%	37%	38%	36%	37%	28%	31%

Non-GAAP net income	22.1	29.7	27.8	40.4	120.0	31.1	29.1

% of total revenues	9%	11%	11%	13%	11%	11%	10%

Non-GAAP net income per ordinary share and ADS
Basic	0.25	0.33	0.31	0.44	1.33	0.34	0.31
Diluted	0.24	0.32	0.30	0.42	1.29	0.33	0.31

(1)	Includes acquired in-process research and development related to acquisitions

(2)	In fiscal 2005, represents stock-based compensation expense recorded in accordance with APB 25. In fiscal 2006, represents stock-based compensation expense recorded in accordance with FAS 123R.

(3)	Non-GAAP measures are reconciled from US GAAP figures. Non-GAAP measures exclude in-process research and development, amortization of intangible assets, stock-based compensation expense, and restructuring costs.

Business Objects Reports Second Quarter 2006 Results

BUSINESS OBJECTS S.A.
Q2 FISCAL 2006 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO and headcount information)
(Unaudited)

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1	Q2

REVENUE ANALYSIS

Total revenues by geography
Americas	$118.1	$123.6	$137.6	$166.7	546.0	$147.2	$167.7
EMEA	111.2	116.5	104.9	117.7	450.3	$112.0	$106.8
Asia Pacific, including Japan	19.5	22.3	18.9	20.2	80.9	$19.1	$20.0

Total	$248.8	$262.4	$261.4	$304.6	$1,077.2	$278.3	$294.5

Analysis of currency impact (year-over-year)

Reported revenue growth rate	15%	18%	19%	14%	16%	12%	12%
Constant currency growth rate	11%	15%	18%	19%	16%	17%	12%

Impact of foreign currency on growth rate	3%	3%	1%	-5%	1%	-5%	0%

	Fiscal 2005					Fiscal 2006
	Q1	Q2	Q3	Q4	Total	Q1	Q2

LICENSE REVENUE ANALYSIS

License revenues by channel
Direct	47%	49%	48%	59%	51%	54%	48%
Indirect	53%	51%	52%	41%	49%	46%	52%

Total	100%	100%	100%	100%	100%	100%	100%

Number of transactions by size
Over $1 million	9	13	10	14	46	9	4
$200 thousand to $999 thousand	101	96	121	147	465	104	113

	Fiscal 2005				Fiscal 2006
	Q1	Q2	Q3	Q4	Q1	Q2

SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$392	$384	$369	$380	$474	$532
DSO (Days sales outstanding)	66	72	69	79	80	73

HEADCOUNT

Total headcount	3,944	4,039	4,320	4,418	4,484	4,977